Consent of Independent Auditors




The Board of Trustees and Shareholders
American Century International Bond Funds:

We consent to the inclusion in American Century International Funds' Post-Effective Amendment No. 9 to the Registration Statement No. 33-43321 on Form N-1A under the Securities Act of 1933 and Amendment No. 10 to the Registration Statement No. 811-6441 filed on Form N-1A under the Investment Company Act of 1940 of our report dated February 7, 1997 on the financial statements and financial highlights of the American Century-Benham European Government Bond Fund (the sole fund comprising American Century International Bond Funds) for the periods indicated therein, which report has been incorporated by reference into the Statement of Additional Information of American Century International Bond Funds. We also consent to the reference to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "About the Trust" in the Statement of Additional Information which is incorporated by reference in the Prospectus.


/s/KPMG Peat Marwick LLP
KPMG Peat Marwick LLP


Kansas City, Missouri
April 28, 1997